                                                                  EXHIBIT 7(19)

                           STOCK REPURCHASE AGREEMENT



     THIS AGREEMENT (the "Agreement") made on August 8, 1995, by and among AMERICAN PRESIDENT COMPANIES, LTD., a Delaware corporation ("APC"), Hellman & Friedman Capital Partners, a California Limited Partnership ("Capital Partners"), Hellman & Friedman Capital Partners International (BVI) ("Capital Partners International"), APC Partners, L.P. ("APC Partners"), and H&F Redwood Partners, L.P. ("Redwood Partners") (Capital Partners, Capital Partners International, APC Partners and Redwood Partners are collectively, the "Sellers").

     The parties hereto agree as follows:

     1. PURCHASE AND SALE. Sellers agree severally to sell and do hereby sell to APC, and APC agrees to purchase and does hereby purchase, an aggregate of 2,000,000 shares (the "Shares") of common stock, par value $.01 per share, of APC (the "Common Stock"). Delivery of the shares of Shares and payment of the purchase price therefor shall take place as soon as practicable after the execution of this agreement at the offices of APC, Oakland, California (or, if the parties so agree, at another date, time and/or place) (the "Closing"). At the Closing, (i) Sellers shall deliver certificates representing the Shares to APC and (ii) APC shall transfer to Sellers in immediately available funds
U.S. $54,000,000 by wire transfer to an account to be designated in writing by Sellers. The number of Shares to be sold by each Seller and the aggregate purchase price to be paid by APC to each Seller shall be as set forth in
Schedule I hereto.

     2. REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller represents and warrants that at the Closing: (a) the execution, delivery and performance by such Seller of this Agreement (i) are within the partnership power and authority of such Seller, (ii) have been duly authorized by all necessary action on the part of Seller, (iii) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the limited partnership agreement of such of Seller or any material contract or agreement to which such Seller is a party, and (iv) will not violate any order, writ, injunction, decree, judgment, ruling, law, rule or other regulation of any court or governmental authority, domestic or foreign, applicable to such Seller or its properties; (b) this Agreement constitutes the legal, valid and binding agreement of each Seller enforceable against such Seller in accordance with its terms; and (c) the delivery of the Shares to APC pursuant to this Agreement will transfer to APC legal and valid title thereto free and clear of all claims, liens, charges or encumbrances of any kind or nature whatsoever.

     3. REPRESENTATIONS AND WARRANTIES OF APC. APC represents and warrants that at the Closing: (a) the execution, delivery and performance by APC of this Agreement (i) are within the corporate power and authority of APC, (ii) have been duly authorized by all necessary corporate or other action on the part of APC, (iii) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation, as amended, or by-laws of APC or any material contract or agreement to which APC is a party, and (iv) will not violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to APC or its subsidiaries or any of their respective properties; and (b) this Agreement constitutes a legal, valid and binding agreement of APC enforceable against it in accordance with its terms.

     4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        AMERICAN PRESIDENT COMPANIES, LTD.


                                        By  /s/ L. Dale Crandell
                                           ------------------------------------

                                        Title  Vice President
                                              ---------------------------------


                                        HELLMAN & FRIEDMAN CAPITAL
                                        PARTNERS, A CALIFORNIA LIMITED
                                        PARTNERSHIP, by Hellman & Friedman
                                        Capital Management, a California
                                        Limited Partnership, its general
                                        partner, by Hellman & Friedman
                                        Capital Management, Inc., its general
                                        partner


                                        By  /s/ John M. Pasquesi
                                           ------------------------------------

                                        Title  Vice President
                                              ---------------------------------


                                        HELLMAN & FRIEDMAN CAPITAL
                                        PARTNERS INTERNATIONAL (BVI), by
                                        Hellman & Friedman Capital Management
                                        International, a California Limited
                                        Partnership, its managing partner, by
                                        H & F Capital Management International,
                                        Inc., its general partner,


                                        By  /s/ John M. Pasquesi
                                           ------------------------------------

                                        Title  Vice President
                                              ---------------------------------


                                        APC PARTNERS, L.P., by APC
                                        Management, L. P., its general
                                        partner, by APC Administrators, Inc.,
                                        its general partner


                                        By  /s/ John M. Pasquesi
                                           ------------------------------------

                                        Title  Vice President
                                              ---------------------------------


                                        H&F REDWOOD PARTNERS, L.P., by H & F
                                        Redwood Investors, L.P., its general
                                        partner, by H & F Redwood Investors,
                                        Inc., its general partner


                                        By  /s/ John M. Pasquesi
                                           ------------------------------------

                                        Title  Vice President
                                              ---------------------------------

                                   SCHEDULE I

                                             Number             Aggregate
                                               of                Purchase
Name of Seller                               Shares                Price
- --------------                               ------                -----
Hellman & Friedman Capital Partners          1,225,770          $33,095,790

Hellman & Friedman Capital Partners
International (BVI)                             66,193            1,787,211

APC Partners, L.P.                             666,667           18,000,009

H&F Redwood Partners, L.P.                      41,370            1,116,990
                                                ------              -------
Total                                        2,000,000          $54,000,000
